SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                         DATED OCTOBER 24, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                       CHAMPLAIN INVESTMENT PARTNERS, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance with the following fee schedule:

FUND                                                                RATE
----                                                                ----

Champlain Small Company Fund .......................................0.90%
Champlain Mid Cap  Fund ............................................0.80%
Champlain Focused Large Cap Value Fund .............................0.60%
Champlain Emerging Markets Fund ....................................1.10%





                                        Acknowledged and Accepted by:

                                        Champlain Investment Partners, LLC

                                        /s/ Wendy Nunez
                                        ----------------------------------------
                                        Name:  Wendy Nunez
                                        Title: Chief Compliance Officer &
                                               Chief Operating Officer

                                        The Advisors' Inner Circle Fund II

                                        /s/ Dianne Descoteaux
                                        ----------------------------------------
                                        Name:  Dianne Descoteaux
                                        Title: Vice President and Secretary






Revised: November 28, 2015